UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2004
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          On October 20, 2004, the Board of Directors of each of PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (Utility), took one more step along the path to re-establishing a common stock dividend by approving a common stock dividend policy and a target dividend payout ratio range (i.e., the proportion of earnings paid out as dividends) of  50 percent to 70 percent.  Although the Boards of Directors deferred the actual declaration of a common stock dividend at least until after the Utility achieves the target equity ratio discussed below, the Board of Directors of PG&E Corporation adopted an initial annual cash dividend target of $1.20 per share ($0.30 quarterly).

          PG&E Corporation’s and the Utility’s dividend policy was designed to meet the following three objectives:

  Comparability:  Pay a dividend competitive with the securities of comparable companies based on payout ratio and, with respect to PG&E Corporation, yield (i.e., dividend divided by share price).
  Flexibility:  Allow sufficient cash to pay a dividend and to fund investments while avoiding the necessity to issue new equity, unless PG&E Corporation’s or the Utility’s capital expenditure requirements are growing rapidly and PG&E Corporation or the Utility can issue equity at reasonable cost and terms.
  Sustainability:  Avoid reduction or suspension of the dividend despite fluctuations in financial performance, except in extreme and unforeseen circumstances.

          The target dividend payout ratio range was based on an analysis of dividend payout ratios of comparable companies.  The initial dividend target was chosen in recognition of the Utility’s current credit rating and the potential capital investments that the Utility may make in the future to provide electricity resource adequacy in compliance with future regulatory requirements and an approved long-term electricity resources plan.

          As previously reported, the Utility expects to resume payment of common stock dividends to PG&E Corporation upon attaining the 52 percent target equity ratio authorized by the December 19, 2003 settlement agreement entered into among PG&E Corporation, the Utility and the California Public Utilities Commission (CPUC) to resolve the Utility’s Chapter 11 case (Settlement Agreement).  Assuming that energy recovery bonds (ERBs) in the approximate amount of $1.8 billion are issued in January 2005 to refinance the regulatory asset provided under the Settlement Agreement and that the proceeds are first used to rebalance the Utility’s capital structure, the Utility is expected to reach the target equity ratio almost immediately after the ERBs are issued.  After the Utility reaches its target equity ratio, it is anticipated that the Utility would use surplus cash to pay dividends to, or repurchase common stock from, PG&E Corporation which PG&E Corporation would use in turn to pay dividends to, or repurchase stock from, its common stock shareholders.  Assuming the issuance of ERBs in January 2005 in the approximate amount of $1.8 billion, PG&E Corporation estimates that it would have $2.7 billion available through the end of 2006 to distribute to shareholders through dividends and stock repurchases or for capital investments beyond the level of capital expenditures already assumed.

          The initial annual cash dividend target of $1.20 per share is based on many assumptions, including that:

  The Utility remains under cost-of-service regulation by the CPUC and, with respect to electric transmission, the Federal Energy Regulatory Commission (FERC).
  The CPUC and the FERC authorize sufficient revenues for the Utility to recover its energy procurement and base expenses.
  The Utility’s authorized return on equity (ROE) for all operations remains at least at 11.22 percent.
  The first series of ERBs in the approximate amount of $1.8 billion is issued in early 2005 and the second series is issued in early 2006.
  Annual Utility capital expenditures average $1.9 billion in 2005 and 2006.  (These forecasted capital expenditures do not include amounts for new generation development or implementation of an advanced metering system.)
  Total gas and electric rate base, including retained generation facilities and the regulatory asset provided under the Settlement Agreement, of approximately $15.3 billion for 2005 and $16.0 billion for 2006.
  The Utility manages its operating expenses and capital expenditures to earn the full authorized rate of return within revenues authorized under the CPUC’s decision in the Utility’s 2003 General Rate Case (GRC) and subsequent adjustments for inflation through 2006.

          Each Board of Directors retains authority to change its common stock dividend policy and its dividend payout ratio at any time, especially if unexpected events occur that would change the Board’s views as to the prudent level of cash conservation.  No dividends are payable until after the respective Board of Directors declares a dividend.  In order to declare a dividend, each Board of Directors must determine that the applicable requirements of California law and the CPUC have been satisfied.

          This report contains forward-looking statements regarding the anticipated payment of future common stock dividends and stock repurchases based on various assumptions, including anticipated cash flows in 2005 and 2006.  These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management but are necessarily subject to various risks and uncertainties.  In addition to the risk that the assumptions (described above) underlying the target dividend payout ratio and initial target annual dividend amount prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include:

  The timing and resolution of the petitions for review that were filed in the California Court of Appeal seeking review of (i) the CPUC's December 18, 2003 decision approving the Settlement Agreement, and (ii) the CPUC's March 16, 2004 denial of applications for rehearing of the December 18, 2003 decision;
  The timing and resolution of the pending appeals of the bankruptcy court's order confirming the Utility’s plan of reorganization under Chapter 11,
  Whether the CPUC approves the Utility's long-term electricity resource plan and adopts the Utility's related ratemaking proposals, whether the assumptions and forecasts underlying the long-term resource plan prove to be accurate, and the terms and conditions of the long-term resource commitments the Utility enters into in connection with its long-term resource plan;
  The operation of the Utility's Diablo Canyon nuclear power plant which exposes the Utility to potentially significant environmental and capital expenditure outlays;
  The extent to which the CPUC or the FERC delays or denies recovery of the Utility's costs from customers due to a regulatory determination that such costs were not reasonable or prudent or for other reasons resulting in write-offs of regulatory balancing accounts;
  How the CPUC administers the capital structure, stand-alone dividend and first priority conditions of the CPUC's decisions permitting the establishment of holding companies for California investor-owned electric utilities;
  The impact of future legislative or regulatory actions or policies;
  Increased competition;
  The outcome of pending litigation; and
  Other factors discussed in PG&E Corporation's and the Utility’s SEC reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President and Controller
PACIFIC GAS AND ELECTRIC COMPANY

By:	DINYAR B. MISTRY
Dinyar Mistry Vice President and Controller

Dated:  October 22, 2004